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                                                                     EXHIBIT 14

               [GRAPHIC FIDELITY SOUTHERN CORPORATION LETTERHEAD]

TITLE:    Conflict of Interest Policy/Code of Ethics
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INTRODUCTION

It is the purpose of this policy to explain how conflicts of interests arise and why such conflicts and the appearance of conflicts must be avoided. It is also the intent of this policy to detail the responsibilities of employees, officers, executive officers and directors, of the Company and its subsidiaries (hereinafter collectively referred to as "Insider") to identify and disclose conflicts of interest or the appearance thereof.

Conflicts of interest and the appearance of such conflicts can adversely affect Fidelity Southern Corporation ("Fidelity Southern") and its subsidiaries (collectively "Fidelity"), including Fidelity Bank's reputation, integrity, and profitability. Conflicts of interest can damage public confidence in Fidelity and are often prohibited by statutes, regulations, and rulings, which provide criminal and civil penalties for violations.

Other than statutes, regulations, and rulings that address specific conflicts of interest, other conflicts or the appearance of such conflicts may arise in the course of an employee's, officer's, or executive officer's employment or a director's service on the Board of Directors of Fidelity.

This policy is subject to change. However, any changes will be communicated to all Insiders.

NATURE OF A CONFLICT OF INTEREST

A conflict of interest occurs when:

        - An Insider puts his or her interests or the interests of some other individual or entity ahead of Fidelity's interests;

        - The interests of an Insider are in opposition to the interests of Fidelity;

        - Insider has information, which could affect a decision by Fidelity and the Insider does not disclose that information to Fidelity;

        - Something of value is received or given by an Insider which is intended to influence the recipient(s) or giver(s) in dealing with Fidelity, or could have the appearance of creating such influence.



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Date:   10/21/04                                                   Page 1 of 10



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               [GRAPHIC FIDELITY SOUTHERN CORPORATION LETTERHEAD]

TITLE:    Conflict of Interest Policy/Code of Ethics
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DISCLOSURE AND AVOIDANCE OF CONFLICTS OF INTEREST
AND THE APPEARANCE OF SUCH CONFLICTS

It is the duty of an Insider to identify and eliminate conflicts of interest and the appearance of such conflicts. These conflicts may arise in the normal course of his or her employment or while serving as a director or when performing fiduciary duties for Fidelity and its customers.

An employee or officer of Fidelity must promptly disclose any conflict of interest or the appearance of such to his or her supervisor, if applicable, who will in turn report the matter to the Personnel Committee. Individuals with no supervisor are to report the matter directly to the Personnel Committee. Similarly, a director must disclose any conflict of interest or the appearance of such to the Board of Directors.

If an employee or officer suspects that a conflict of interest may exist or the appearance of such could arise, then he or she must promptly disclose this to his or her supervisor, if applicable, who will in turn report the matter to the Personnel Committee. Individuals with no supervisor are to report the matter directly to the Personnel Committee. Similarly, a director should report such suspicions to the Board of Directors.

If the Personnel Committee, after the receipt of a report of a conflict of interest or the appearance of such, suspects unusual, suspicious, inappropriate, or criminal activity, then the steps outlined in Fidelity's policy entitled Investigation and Escalation of Unusual, Suspicious or Criminal Activities Policy are to be followed. Similarly, the Board of Directors would require executive management of Fidelity to take similar action as outlined above for a director.

SPECIFIC CONFLICT OF INTEREST SITUATIONS

        I.      CORPORATE OPPORTUNITY

                It is the duty of an Insider to protect and promote the best interests of Fidelity and to refrain from engaging in businesses competitive with the businesses conducted by Fidelity. Similarly, an Insider should promptly report such activities to the Board of Directors.

                An Insider must not engage in the offering of a service or product for his or her own or another person's profit or benefit when Fidelity provides or could provide the same service or product. Fidelity's Personnel Committee can approve exceptions to this policy for employees and officers and the Board of Directors can approve exceptions for executive officers and directors.

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Date:   10/21/04                                                   Page 2 of 10


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                   [FIDELITY SOUTHERN CORPORATION LETTERHEAD]

TITLE:    Conflict of Interest Policy/Code of Ethics

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        If an employee or officer is presented with such an opportunity, it should be promptly reported to his or her supervisor, if applicable, who will in turn report the matter to the Personnel Committee. Individuals with no supervisor are to report the matter directly to the Personnel Committee. Similarly, executive officers or directors, should report such opportunities to the Board of Directors.

II.     DISCLOSURE OF MATERIAL INTERESTS AND THE APPROVAL PROCESS

        An Insider who may experience a direct or indirect benefit from a transaction between Fidelity and a borrower, applicant, existing customer, vendor, or supplier must promptly and fully disclose to the Personnel Committee or the Board of Directors, which ever is applicable, all material information relevant to that transaction and must abstain from participating in the negotiations or approval of that transaction.

        A director of Fidelity who may experience a direct or indirect benefit in connection with a matter before the Board of Directors, including an affiliate of the director, must promptly and fully disclose to the Board all material information relevant to that matter and must abstain from participating, voting or influencing non-interested directors on the matter.

III.    PERSONAL INVESTMENTS

        An Insider must report to the Personnel Committee or Board of Directors, whichever is applicable, any investment interest, direct or indirect, in which he or she may have in any of Fidelity's customers, vendors, or suppliers, except as permitted in the following paragraph. This applies to all types of investments, including securities and interests in partnerships and joint ventures.

        An Insider may have investments in securities of companies which are Fidelity customers, vendors or suppliers if such securities are listed on an organized exchange or are traded in the over-the-counter market. This is subject to the following restrictions:

        - Caution should be exercised to ensure that the nature and amount of the investment is consistent with Fidelity's objective of eliminating not only an actual conflict of interest, but also the appearance of such.

        - In no event are securities subject to a so called "investment letter" restriction permitted to be acquired from an issuer who is a customer, vendor or supplier of Fidelity or from members of the management of a customer, vendor or supplier except with Board approval.

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               [GRAPHIC FIDELITY SOUTHERN CORPORATION LETTERHEAD]

TITLE:    Conflict of Interest Policy/Code of Ethics

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                An "investment letter" restriction is a representation by the buyer that the securities are not bought with a view to, or for resale in connection with, any distribution of the securities within the meaning of the Securities Act of 1933.

        - Acceptance of preferential treatment in the form of an allocation of "hot" issues that are or may become in such demand that the broker, investment banker, issuer or other sellers of the securities could reasonably expect to receive or has already received favorable treatment by reason of making the allocation is prohibited.

        IV.     GIFTS

                An Insider is never to encourage or solicit gifts, regardless of value in connection with Fidelity's business or responsibilities, but may accept a gift as long as the gift is of nominal value. Gifts less than $100 are considered to be of nominal value and may be accepted without prior approval. As a general rule, gifts exceeding $100 should not be accepted or given, except for business meals. An exception is permitted if the gift or item of value is given or received based on a family or personal relationship, independent of any business connection. An Insider who receives a gift exceeding this amount must properly disclose the receipt of such to the Personnel Committee or Board of Directors, whichever is applicable, and return the gift if the committee or board so determines. No gift should ever be accepted or given by an Insider if the gift is intended to influence the recipient or given in dealings with Fidelity or could have the appearance of creating such influence. A gift of money or securities, in any amount, should never be accepted or given.

                The payment or receipt of, gifts of money or securities or services, or other things of value that could be construed as a bribe, kickback, or illegal payment from or to any individual or business with whom Fidelity does or hopes to do business is strictly prohibited.

        V.      ENTERTAINMENT

                Entertainment of or by Fidelity's customers, prospects, vendors, or suppliers to facilitate business discussions is often desirable and required by the nature of some jobs. Such entertainment must have a valid business purpose and be reasonable in nature and amount. If an Insider is being entertained by a customer, prospect, vendor, or supplier, at that person's expense, the entertainment can involve the normal amenities that facilitate the discussion of Fidelity's business, such as a meal, social event, or round of golf.

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               [GRAPHIC FIDELITY SOUTHERN CORPORATION LETTERHEAD]

TITLE:    Conflict of Interest Policy/Code of Ethics

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        When other entertainment is involved, such as a weekend of golf, hunting or fishing, lodging, transportation, or the receipt of scarce or expensive tickets, these events must be promptly and fully disclosed to the Personnel Committee with a written explanation of the business purpose. Similarly, when such entertainment involves a director, executive officer, shareholder, or affiliated person, thereof the Board of Directors must be notified. The Insider will abide by the decision of such Committee or Board regarding the providing of such entertainment.

VI.     FUNCTIONING AS A FIDUCIARY

        An Insider is not permitted to serve as executor, trustee, or guardian of an estate, trust, or guardianship established by a customer of Fidelity, except if such customer is a relative of the employee, officer, executive officer or director and such service is based on the personal relationship with the relative and not in the Insider's relationship with Fidelity.

        In the event that an employee or officer knows or suspects that he or she has been named as a person to serve in a fiduciary capacity as prohibited in the paragraph above, then he or she must seek to have his or her name removed and promptly report this information to the Personnel Committee. Similarly, a director or executive officer must promptly report such situations to the Board of Directors.

        An exception to this may be permitted, if the Personnel Committee or Board of Directors, in its sole discretion, determines that based upon the specifics of the case, no conflict of interest exists.

        If such an exception is made, the Insider must conduct his or her duties as a fiduciary in a manner which indicates that those fiduciary activities are separate and apart from his or her normal duties at Fidelity and that Fidelity is not involved in any manner with such fiduciary activities.

VII.    LOAN PROCUREMENT FEES

        No Insider may receive either directly or indirectly any fee, commission, or other compensation of any kind for procuring or endeavoring to procure any loan or extension of credit from Fidelity other than bona fide salary, wages, fees, or other compensation paid in the usual course of business from Fidelity.

VIII.   LOANS AND GRATUITIES TO EXAMINERS

        Federal law and Fidelity prohibit an Insider from approving or making a loan or giving a gratuity to an examiner of Fidelity.

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Date:   10/21/04                                                   Page 5 of 10
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               [GRAPHIC FIDELITY SOUTHERN CORPORATION LETTERHEAD]

TITLE:    Conflict of Interest Policy/Code of Ethics

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IX.     PROHIBITIONS CONCERNING LOAN TRANSACTIONS WITH THIRD PARTIES

        Fidelity may not directly or indirectly make a loan to any third party secured by real property with respect to which an employee, officer, director, or affiliated person thereof holds an interest, unless the transaction is determined to be fair and reasonable, in the best interest of Fidelity, and complies with the provisions of 12 U.S.C.
        Section 215, Reg O.

        Fidelity may not directly or indirectly secure a loan to any third party with the stocks, bonds, notes, or other securities of an Insider.

        Fidelity may not directly or indirectly make a takeout commitment or enter into any guarantee arrangement with respect to a loan made by any third party to an employee, officer, director, or an affiliated person thereof.

X.      SERVING ON THE BOARD OF A SEPARATE INSTITUTION (I.E. NOT FIDELITY)

        An employee or officer is not permitted to serve on the board of any for-profit institution. With prior approval of the Personnel Committee, an employee or officer may serve on the board of a non-profit institution, provided that this creates no conflict of interest or the appearance of such as determined by the Personnel Committee. Furthermore, an employee or officer must abstain from the negotiations and approval of any transaction between Fidelity and a non-profit institution on which he or she serves on the Board or as an officer. Executive officers, with prior approval of the Board, may serve on the board of a for-profit or non-profit company. Directors or affiliated persons must notify the Board prior to joining the board of a for-profit or non-profit company. Annually, directors and executive officers are required to disclose their memberships on all for-profit and non-profit boards. Similarly, a director or executive officer must abstain from the negotiations and approval of any transaction between Fidelity and any for-profit or non-profit institution on which he or she serves on the Board or as an officer.

XI.     BUSINESS DEALINGS BETWEEN FIDELITY AND ITS INSIDERS

        Fidelity shall require arm's length treatment of its business dealings with an Insider and will not enter into the transaction unless the business dealing is made on terms substantially the same as those afforded other Fidelity customers or covered under an employee benefits program approved by the Board of Directors. Furthermore, these transactions shall carry no more than normal risk of failure to repay. Also, these transactions must be intended for the benefit of Fidelity and not merely an accommodation for an Insider.


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               [GRAPHIC FIDELITY SOUTHERN CORPORATION LETTERHEAD]

TITLE:    Conflict of Interest Policy/Code of Ethics
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        The use of Fidelity's facilities, real or personal property, or personnel not in connection with Fidelity's business and responsibilities, by an employee, officer, executive officer, director, or affiliated person thereof will only be permitted if the use of such is on terms substantially the same as those afforded other Fidelity customers.

        All credit transactions with employees are processed in the Personnel Department. An extension of credit or loan to a director, executive officer, or affiliated person thereof must be submitted for approval to the Regulation O Officer. See Fidelity's policy entitled Insider Loans - Regulation O for further discussion of these transactions. The Board of Directors shall review and, if appropriate, shall approve the business dealings between Fidelity and directors, executive officers or affiliated persons thereof.

        Fidelity will neither directly or indirectly purchase or lease from, jointly own with, or sell or lease to, an Insider any interest in real or personal property unless the transaction is determined to be fair and reasonable and in the best interest of Fidelity. Such transactions with directors, executive officers and affiliated persons thereof are subject to the approval of the Board.

        Fidelity shall not invest, either directly or indirectly, in the stocks, bonds, notes or other securities of an Insider.

        Fidelity shall not, either directly or indirectly, purchase securities under a repurchase agreement from an Insider except under terms and conditions generally offered to others.

XII.    INSIDER TRADING

        No Insider, while in possession of material non-public information, may
        (1) buy or sell stock or other securities based on such information, or
        (2) disclose the information to others (other than employees, officers, executive officers, or directors who have a need to know such information); except as specifically authorized by Fidelity Southern's Chairman, Chief Financial Officer, or Secretary. Members of the Bank's Management Committee and directors, executive officers and affiliated persons thereof are prohibited from trading Fidelity stock except for the thirty (30) day period beginning on the third business day after the release of an earnings report. Trading is permitted within the period provided that no other material information is known to such person and undisclosed to the public during that time.

        An exception to this policy is trading through a periodic investment program whereby an Insider makes regular purchases or sales of Fidelity stock under an established program and where the timing of the transactions is outside the control of the individual, in accordance with rules and regulations promulgated by the SEC.

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               [GRAPHIC FIDELITY SOUTHERN CORPORATION LETTERHEAD]

TITLE:    Conflict of Interest Policy/Code of Ethics
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        XIII.   BUSINESS DEALINGS BETWEEN FIDELITY CUSTOMERS AND EMPLOYEES,
                OFFICERS, EXECUTIVE OFFICERS, DIRECTORS, OR AFFILIATED PERSONS

                All business transactions between Insiders with customers or any individual or entity with whom Fidelity is currently doing or considering doing business must be done at arm's length and in accordance with prior articles included in this Conflict of Interest Policy. Insiders doing business with customers or having an interest in a customer (i.e. ownership or debt relationship) must disclose any such relationship to an executive officer of the customer or to that customer's board of directors where such relationship exists. Insiders must abstain from participating, voting or influencing any transaction involving such customer.

CONFIDENTIAL INFORMATION

The use of confidential information obtained by an Insider as a consequence of his or her employment, service on the Board of Directors, or becoming an affiliated person shall be limited to properly conducting Fidelity's business and shall not be disclosed to anyone except on a need to know basis and only if the recipient has agreed to keep the information confidential.

Insiders may not use or permit others to use confidential information for the purpose of furthering private interests or as a means of making a profit. Confidentiality is to be observed at all times.

COMPLIANCE WITH CONFLICT OF INTEREST POLICY

It is the responsibility of every employee, officer, executive officer or director, and to cause any affiliated person thereof to comply with this Conflict of Interest Policy and to promptly alert Fidelity's Personnel Committee or Board of Directors (as appropriate) of any violations. This information will be held confidential by Fidelity. Failure of an employee or officer to comply with this policy is grounds for disciplinary action. Similarly, the Board of Directors will determine the appropriate disciplinary action for an executive officer or director who violates this policy.

Any individual found in violation of the policy will be given the opportunity to discuss the matter with his or her supervisor, who will in turn report the matter to the Personnel Committee along with a recommendation of action to be taken. The Personnel Committee will determine the final course of action taken. Similarly, the Board of Directors will determine the final course of action for an executive officer or who violates this policy.

Every Insider of Fidelity is responsible for knowing this policy and for adhering to its guidelines at all times including all modifications hereafter adopted. At the time of initial employment or appointment


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Date:   10/21/04                                                   Page 8 of 10


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               [GRAPHIC FIDELITY SOUTHERN CORPORATION LETTERHEAD]

TITLE:    Conflict of Interest Policy/Code of Ethics
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to the Board he or she will acknowledge his or her reading and understanding of this policy and shall advise all affiliates of such person thereof.


                                   APPENDIX A

DEFINITION OF AFFILIATED PERSON

An affiliated person is:
        1. A person controlled by a director, officer or executive officer (defined below) of Fidelity.


        2. Any business organization, political committee, or other organization of which a director, officer or executive officer of Fidelity:

                        a. Is chief executive officer, president, chief financial officer, or a person performing similar functions;

                        b.      Is a general partner;

                        c. Is a limited partner who, directly or indirectly either alone or with his or her spouse and the members of his or her immediate family living in the same household owns an equity interest of 10% or more in the partnership or who, directly or indirectly with other directors, executive officers and officers and their spouses and their immediate family living in the same household, owns an equity interest of 25% or more in the partnership;

                        d. Directly or indirectly either alone or with his or her spouse and members of his or her immediate family living in the same household, owns or controls 10% or more of any voting class of equity securities or owns and controls, with other directors and officers and their spouses and their immediate family living in the same household, 25% or more of any voting class of equity securities;

                        e. Any trust or other estate in which a director or officer or the spouse of such person has a substantial beneficial interest or as to which such person or his or her spouse serves as trustee or in a similar fiduciary capacity. A substantial beneficial interest is defined as having an interest of 10% or more in the profits or corpus of the trust.

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Date:   10/21/04                                                   Page 9 of 10


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               [GRAPHIC FIDELITY SOUTHERN CORPORATION LETTERHEAD]

TITLE:    Conflict of Interest Policy/Code of Ethics
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Definitions:

An "executive officer", for purposes of this policy only, is any person who participates or has the authority to participate (other than as a Director) in major policy-making functions, regardless of whether the officer has a title. However, the following are all generally considered executive officers for purposes of this policy only (some may be directors as well): Chairman of the Board, President, Chief Financial Officer, Executive or Senior Vice Presidents and the Controller of Fidelity Southern. These persons can be excluded from the definition of executive officer if they are excluded by a resolution of the Board of Directors from participating in major policy-making functions (other than as a Director) and if they in fact do not participate in those functions. Each year Fidelity's Boards of Directors pass resolutions designating executive officers.

A "controlling person" of Fidelity is any person who owns, controls, or has the power to vote more than 10 percent of any class of the voting securities of Fidelity. Control of the securities can be direct or indirect, alone or with an immediate family member including children living at home or other relatives living in the same household. If a Director, officer, executive officer, or employee is aware of someone in their household who has an interest that could cause a conflict of interest, that information must also be promptly disclosed as well.

An "affiliate" is Fidelity Southern Corporation and any direct or indirect subsidiary thereof.

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Date:   10/21/04                                                  Page 10 of 10